Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report on Form 10-K of Hibbett Sports, Inc. and Subsidiaries (the Company) for the period ended February 1, 2020, as filed with the Securities and Exchange Commission on the date hereof (the Report), we, Michael E. Longo, President and Chief Executive Officer, and Scott Humphrey, Interim Chief Financial Officer of the Company, certify, to the best of each of our knowledge, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:
(1)the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 as amended; and
(2)the information contained in the Report fairly presents in all material respects, the financial condition and results of operations of the Company.

Date:	April 16, 2020	/s/ Michael E. Longo
Michael E. Longo President and Chief Executive Officer (Principal Executive Officer)

Date:	April 16, 2020	/s/ Scott Humphrey
Scott Humphrey Interim Chief Financial Officer (Principal Financial and Accounting Officer)
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.
End of Exhibit 32.1